EXHIBIT 99.1
February 14, 2014

DTE Energy announces solid 2013 financial results; Company increases 2014 operating earnings guidance midpoint to $4.30

DETROIT - DTE Energy (NYSE:DTE) today reported 2013 earnings of $661 million, or $3.76 per diluted share, compared with $610 million, or $3.55 per diluted share in 2012.

2013 operating earnings were $720 million, or $4.09 per diluted share, compared with 2012 operating earnings of $676 million, or $3.94 per diluted share. Operating earnings for 2013 and 2012 exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are at the end of this news release.

“2013 was successful for us on many fronts,” said Gerard M. Anderson, DTE Energy chairman and CEO. “In addition to our strong financial performance, we made great strides in improving employee engagement. I’m proud to say that DTE received the Gallup organization’s ‘Great Workplace Award’ and our employee engagement scores increased for the seventh year in a row. I believe that having engaged, dedicated employees helped drive our financial success as well as our customer service, community involvement and operational accomplishments.”

When highlighting recent accomplishments, Anderson noted that customers remained DTE Energy’s primary focus as it worked to implement strategies to enhance system reliability and safety, reduce costs and increase customer satisfaction.

In reviewing 2013 successes, Anderson noted:

•
DTE Energy continues to be a top performer in cost control and productivity in the industry. On-going efforts to reduce the company’s cost structure, coupled with lower fuel supply costs and reduced cost of providing energy from wind, allowed DTE to lower residential electric rates by approximately 6.5 percent in January 2014.

•	The company is in the top 25% of its peer group in the J.D. Power customer satisfaction rankings at both the electric and gas utilities.

•
DTE Energy is ahead of schedule in investing in renewable energy. The Echo wind park was constructed in 2013 and will go online shortly, bringing the total amount of renewables that DTE has built or contracted for up to 9.6 percent of sales against our 10 percent target for 2015.

•
In 2013, the company spent more than $800 million with Michigan-based companies on goods and services. This surpassed the company’s goal of $625 million by almost 30 percent. DTE also increased spending 15 percent within the city of Detroit to $140 million, compared with $122 million in 2012.

“A year ago when I announced our 2012 earnings, I said that our aspiration was to become the best operated energy company in North America and a force for growth and prosperity in the communities we serve,” Anderson said. “We made progress toward that goal this past year and remain committed to finding additional ways to provide clean, reliable and affordable energy for our customers while providing shareholders with an attractive dividend and five percent to six percent annual earnings per share growth. Following this course of action will steer us toward our goal to become the best operating energy company in North America.”

Increasing operating earnings guidance for 2014

DTE Energy increased its previously communicated 2014 operating earnings guidance of $4.15 - $4.39 per diluted share to $4.20 to $4.40 per diluted share.

“Solid earnings and cash flow driven by increased weather related sales and continued cost control coupled with a strong balance sheet, allowed us to increase our dividend in 2013 and helped us finish the year at the high end of our earnings guidance range,” said Peter Oleksiak, DTE Energy senior vice president and chief financial officer. “This strong financial performance allows us to increase our 2014 earnings per share midpoint,” added Oleksiak. “We continue to target a 60 percent to 70 percent dividend payout target while maintaining our strong balance sheet and credit ratings.”

This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com.

DTE Energy plans to conduct a conference call with the investment community hosted by Anderson at 9:00 a.m. ET today, to discuss 2013 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are US and Canada toll free: (888) 726-2470 or International toll: (913) 312-1469. The passcode is 3326579.The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from noon today to February 28. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 3326579.

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include DTE Electric, an electric utility serving 2.1 million customers in Southeastern Michigan, DTE Gas, a natural gas utility serving 1.2 million customers in Michigan and other non-utility, energy businesses focused on gas storage and pipelines, power and industrial projects, and energy trading. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2013 operating earnings guidance. It is likely that certain items that impact the company's 2013 reported results will be excluded from operating results. Reconciliations to the comparable 2013 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and natural gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation and increased thefts of electricity and natural gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; volatility in the short-term natural gas storage markets impacting third-party storage revenues; volatility in commodity markets impacting the results of our energy trading operations; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings the potential for increased costs or delays in completion of significant construction projects; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This release should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2012 Forms 10-K and 2013 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

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For further information, members of the media may call:
Scott Simons            (313) 235-8808
Alejandro Bodipo-Memba    (313) 235-3202

Analysts, for further information call:
Anastasia Minor (313) 235-8466
Benny Riggi            (313) 235-3208

DTE Energy Company
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In millions, except per share amounts)
Operating Revenues	$2,533	$2,349	$9,661	$8,791
Operating Expenses
Fuel, purchased power and gas	1,124	949	4,055	3,296
Operation and maintenance	810	781	2,978	2,892
Depreciation, depletion and amortization	283	265	1,094	995
Taxes other than income	78	80	340	332
Asset (gains) and losses, reserves and impairments, net	(3)	7	(9)	(3)
	2,292	2,082	8,458	7,512
Operating Income	241	267	1,203	1,279
Other (Income) and Deductions
Interest expense	109	110	436	440
Interest income	(2)	(3)	(9)	(10)
Other income	(53)	(48)	(201)	(173)
Other expenses	32	34	55	62
	86	93	281	319
Income Before Income Taxes	155	174	922	960
Income Tax Expense	29	35	254	286
Income from Continuing Operations	126	139	668	674
Loss from Discontinued Operations, net of tax	—	(56)	—	(56)
Net Income	126	83	668	618
Less: Net Income Attributable to Noncontrolling Interest	2	2	7	8
Net Income Attributable to DTE Energy Company	$124	$81	$661	$610

Basic Earnings per Common Share
Income from continuing operations	$0.70	$0.79	$3.76	$3.89
Loss from discontinued operations, net of tax	—	(0.32)	—	(0.33)
Total	$0.70	$0.47	$3.76	$3.56

Diluted Earnings per Common Share
Income from continuing operations	$0.70	$0.79	$3.76	$3.88
Loss from discontinued operations, net of tax	—	(0.32)	—	(0.33)
Total	$0.70	$0.47	$3.76	$3.55

Weighted Average Common Shares Outstanding
Basic	177	172	175	171
Diluted	177	173	175	172
Dividends Declared per Common Share	$0.66	$0.62	$2.59	$2.42

DTE Energy Company
Segment Net Income

	Three Months Ended December 31,
	2013				2012
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$101	$—		$101	$66	$—		$66

DTE Gas	52	—		52	55	—		55

Non-utility Operations
Gas Storage and Pipelines	21	—		21	13	—		13

Power and Industrial Projects	20	—		20	2	7	B	12
						2	C
						1	D

Energy Trading	(57)	55	A	(2)	9	—		9

Total Non-utility operations	(16)	55		39	24	10		34

Corporate and Other	(13)	—		(13)	(8)	—		(8)

Income from Continuing Operations	124	55		179	137	10		147

Discontinued Operations	—	—		—	(56)	56	E	—

Net Income Attributable to DTE Energy Company	$124	$55		$179	$81	$66		$147

Adjustments key
A) Energy Trading accounting timing of mark to market adjustment
B) Settlement related to sale of coke oven gas
C) Loss on sale of coal transloading terminal
D) Petroleum coke asset impairment
E) Discontinued operations of Unconventional Gas Production business

DTE Energy Company
Segment Diluted Earnings Per Share

	Three Months Ended December 31,
	2013				2012
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$0.57	$—		$0.57	$0.38	$—		$0.38

DTE Gas	0.29	—		0.29	0.32	—		0.32

Non-utility Operations
Gas Storage and Pipelines	0.12	—		0.12	0.08	—		0.08

Power and Industrial Projects	0.11	—		0.11	0.01	0.04	B	0.07
						0.01	C
						0.01	D

Energy Trading	(0.32)	0.31	A	(0.01)	0.05	—		0.05

Total Non-utility operations	(0.09)	0.31		0.22	0.14	0.06		0.20

Corporate and Other	(0.07)	—		(0.07)	(0.05)	—		(0.05)

Income from Continuing Operations	0.70	0.31		1.01	0.79	0.06		0.85

Discontinued Operations	—	—		—	(0.32)	0.32	E	—

Net Income Attributable to DTE Energy Company	$0.70	$0.31		$1.01	$0.47	$0.38		$0.85

Adjustments key
A) Energy Trading accounting timing of mark to market adjustment
B) Settlement related to sale of coke oven gas
C) Loss on sale of coke transloading terminal
D) Petroleum coke asset impairment
E) Discontinued operations of Unconventional Gas Production business

DTE Energy Company
Segment Net Income

	Twelve Months Ended December 31,
	2013				2012
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$484	$—		$484	$483	$—		$483

DTE Gas	143	—		143	115	—		115

Non-utility Operations
Gas Storage and Pipelines	70	—		70	61	—		61

Power and Industrial Projects	66	4	A	70	42	7	C	52
						2	D
						1	E

Energy Trading	(58)	55	B	(3)	12	—		12

Total Non-utility operations	78	59		137	115	10		125

Corporate and Other	(44)	—		(44)	(47)	—		(47)

Income from Continuing Operations	661	59		720	666	10		676

Discontinued Operations	—	—		—	(56)	56	F	—

Net Income Attributable to DTE Energy Company	$661	$59		$720	$610	$66		$676

Adjustments key
A) Asset impairment
B) Energy Trading accounting timing of mark to market adjustment
C) Settlement related to sale of coke oven gas
D) Loss on sale of coal transloading terminal
E) Petroleum coke asset impairment
F) Discontinued operations of Unconventional Gas Production business

DTE Energy Company
Segment Diluted Earnings Per Share

	Twelve Months Ended December 31,
	2013				2012
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$2.76	$—		$2.76	$2.81	$—		$2.81

DTE Gas	0.80	—		0.80	0.67	—		0.67

Non-utility Operations
Gas Storage and Pipelines	0.40	—		0.40	0.36	—		0.36

Power and Industrial Projects	0.38	0.02	A	0.40	0.24	0.04	C	0.30
						0.01	D
						0.01	E

Energy Trading	(0.33)	0.31	B	(0.02)	0.07	—		0.07

Total Non-utility operations	0.45	0.33		0.78	0.67	0.06		0.73

Corporate and Other	(0.25)	—		(0.25)	(0.27)	—		(0.27)

Income from Continuing Operations	3.76	0.33		4.09	3.88	0.06		3.94

Discontinued Operations	—	—		—	(0.33)	0.33	F	—

Net Income Attributable to DTE Energy Company	$3.76	$0.33		$4.09	$3.55	$0.39		$3.94

Adjustments key
A) Asset impairment
B) Energy Trading accounting timing of mark to market adjustment
C) Settlement related to sale of coke oven gas
D) Loss on sale of coal transloading terminal
E) Petroleum coke asset impairment
F) Discontinued operations of Unconventional Gas Production business